EXHIBIT 15.4

CONSENT OF PAUL A. GATES

EXHIBIT 15.4 CONSENT OF PAUL A. GATES c/o RungePincockMinarco Limited 165 South Union Blvd, Suite 950, Denver, CO 80228-2226	Runge, Inc. dba RungePincockMinarco 165 S. Union Boulevard Suite 950 Lakewood, Colorado 80228

November 27, 2013

CONSENT OF EXPERT

VIA EDGAR

United States Securities and Exchange Commission:

RE:	Tasman Metals Ltd. Annual Report on Form 20-F for the year ended August 31, 2013 (the “Annual Report”) and Management’s Discussion and Analysis for the Year Ended August 31, 2013 (the “2013 MD&A”).

To Whom It May Concern:

I refer to the following (collectively the “Reports”) all of which are referenced in the Annual Report, the 2013 MD&A, and/or documents incorporated by reference therein:

1.
The amended and restated technical report entitled “Amended and Restated Preliminary Economic Assessment NI 43-101 Technical Report for the Norra Kärr (REE - Y - Zr) Deposit, Gränna, Sweden” dated July 9, 2013, which the undersigned has prepared (the "Norra Kärr PEA Report").

I hereby consent to the use of my name and the Reports, and summaries thereof, and inclusion and incorporation by reference of thereof and information derived from such Reports in the Annual Report, the 2013 MD&A, and/or Tasman Metals Ltd.’s Registration Statement on Form F-3 (File No. 333-190863) filed with the United States Securities and Exchange Commission.

Yours truly,

/s/ Paul A. Gates
____________________________________
Paul A. Gates
Principal Mine Engineer
RungePincockMinarco Limited